Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Altair Nanotechnologies Inc. of our reports dated March 7, 2007 related to our audits of the consolidated financial statements, and internal control over financial reporting, which appear the Annual Report on Form 10-K of Altair Nanotechnologies Inc. and subsidiaries for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California
April 10, 2007